UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐      Soliciting Material Pursuant to §240.14a-12
Callon Petroleum Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Callon Petroleum Company
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 31, 2009
To the Shareholders of Callon Petroleum Company:
     You are cordially invited to attend the Special Meeting of Shareholders for Callon Petroleum Company (the “Company”) to be held at the Company’s Corporate Headquarters located at 200 N. Canal Street, Natchez, MS 39120 on Thursday, December 31, 2009 at 10:00 a.m. Information about the meeting and the proposals to be considered are presented in the Notice of Special Meeting and the proxy statement on the following pages.
     At the meeting you will be asked to consider and vote on the following matters:
(i)	An amendment to Article Four of the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock of the Company from 30 million shares to 60 million shares;

(ii)	The approval of the issuance of shares of the Company’s common stock, issuable upon conversion of the Company’s convertible preferred stock, that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the convertible preferred stock; and

(iii)	To transact such other business as may properly come before the meeting and any adjournment thereof.
     The Board of Directors has approved these proposals and the Company urges you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the meeting.
     The Board of Directors has fixed the close of business on November 30, 2009, as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting.
     Callon Petroleum Company’s proxy statement is attached. Pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to the Company’s proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the proxy material on the Internet. This proxy statement and the accompanying proxy card are available at the Company’s website at www.callon.com. In accordance with SEC rules, you may access the proxy statement at www.callon.com, which does not have “cookies” that identify visitors to the site.
     Your participation in the Company’s affairs is important regardless of the number of shares you hold. To ensure your representation at the meeting, the Company urges you to mark, sign, date, and return the enclosed proxy card promptly even if you anticipate attending in person. If you attend, you will, of course, be entitled to vote in person.

By Order of the Board of Directors,

/s/ Robert A. Mayfield
Natchez, MS December 1, 2009	Robert A. Mayfield Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting
to be held on December 31, 2009: The proxy statement is available at www.callon.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN
THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF
YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF
YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PROXY STATEMENT
GENERAL INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROPOSAL 1 — AMENDMENT TO ARTICLE FOUR OF THE COMPANY’S CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF
THE COMPANY FROM 30 MILLION SHARES TO 60 MILLION SHARES
PROPOSAL 2 — ISSUANCE OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE PREFERRED STOCK
PRINCIPAL SHAREHOLDERS
OTHER MATTERS
SHAREHOLDERS’ PROPOSALS FOR 2010 ANNUAL MEETING
INCORPORATION BY REFERENCE
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF CONVERTIBLE PREFERRED STOCK
LETTER FROM AUDITORS REGARDING AUDITED FINANCIAL STATEMENTS
LETTER FROM AUDITORS REGARDING INTERNAL CONTROL

Callon Petroleum Company
PROXY STATEMENT
GENERAL INFORMATION
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Callon Petroleum Company (the “Company” or “Callon”), a Delaware corporation, of proxies to be voted at the Special Meeting of Shareholders on Thursday, December 31, 2009 at 10:00 a.m., which is a Special Meeting to be held at the Company’s Corporate Headquarters located at 200 N. Canal Street, Natchez, MS 39120 (the “Special Meeting”). This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about December 3, 2009.
     At the meeting you will be asked to consider and vote on the following matters relative to the Company’s capital structure:
(i)	An amendment to Article Four of the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock of the Company from 30 million shares to 60 million shares;

(ii)	The approval of the issuance of shares of the Company’s common stock, issuable upon conversion of the Company’s convertible preferred stock, that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the convertible preferred stock; and

(iii)	To transact such other business as may properly come before the Special Meeting and any adjournment thereof.
Record Date and Voting Securities
     The Board of Directors has fixed the close of business on November 30, 2009, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. As of the record date, there were 25,598,743 shares of Callon’s common stock, $0.01 par value per share, outstanding. Holders of common stock are entitled to notice of the Special Meeting and to one vote per share of common stock owned as of the record date at the Special Meeting. No shareholder shall be allowed to cumulate votes.
Proxies
     The Board of Directors is soliciting a proxy in the form accompanying this proxy statement for use at the Special Meeting, and will not vote the proxy at any other meeting. Mr. Fred L. Callon and Mr. B.F. Weatherly, or each acting individually, are the persons named as proxies on the proxy card accompanying this proxy statement, who have been selected to serve in such capacity. Mr. Callon is the President and Chief Executive Officer of the Company and Mr. Weatherly is the Executive Vice President and Chief Financial Officer of the Company.
Revocation of Proxies
     Each shareholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Special Meeting.

Voting of Proxies
     Because many Callon shareholders are unable to attend the Special Meeting, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on all matters scheduled to come before the meeting as set forth in this proxy statement. Shareholders are urged to read carefully the material in this proxy statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, and sign, date, and return the card in the enclosed stamped envelope.
     Each proxy that is (a) properly executed, (b) timely received by the Company before or at the Special Meeting, and (c) not properly revoked by the shareholder pursuant to the instructions above, will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board of Directors contained in this proxy statement.
Dissenters’ Rights of Appraisal
     Under Delaware corporate law, our shareholders are not entitled to appraisal rights with respect to the proposals being voted on at the Special Meeting, and we will not independently provide our shareholders with any such rights.
Quorum; Method of Tabulation
     The holders of a majority of all issued and outstanding shares of common stock entitled to vote at the Special Meeting, whether present in person or represented by proxy, will constitute a quorum. The affirmative vote of a majority of the shares of common stock having voting power is required to approve the proposed amendment to the Company’s Certificate of Incorporation. The affirmative vote of the holders of a majority of shares of common stock represented and voting, in person or by proxy, at the Special Meeting is required to approve the issuance of the shares of common stock upon conversion of our convertible preferred stock.
     One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Special Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Therefore, abstentions will be the equivalent of a “no” vote for matters related to the changes to the Company’s capital structure and approval of the issuance of common shares upon conversion of the convertible preferred stock.
     Many of the Company’s shares of common stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine shareholder matters such as the election of directors or ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote at the Special Meeting for such matter. Accordingly, broker non-votes will be the equivalent of a “no” vote for purposes of the proposal to change the Company’s capital structure but will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for purposes of the proposal to approve the issuance of common shares upon the conversion of the convertible preferred stock by reducing the total number of votes cast from which the majority is calculated.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This proxy statement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this proxy statement are forward-looking statements. We can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for our most recent fiscal year, elsewhere in this proxy statement and from time to time in other filings made by us with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by the Cautionary Statements. Except as required by law, we do not undertake to update any such forward looking statements.
PROPOSAL 1 — AMENDMENT TO ARTICLE FOUR OF THE COMPANY’S CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF
THE COMPANY FROM 30 MILLION SHARES TO 60 MILLION SHARES
Proposed Amendment to Certificate of Incorporation
     The Board of Directors has adopted a resolution approving and recommending to the shareholders for their approval a proposal to amend Article Four of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million shares to 60 million shares (the “Article Four Amendment”).
     The form of the Article Four Amendment is as follows:
“The Certificate is hereby amended by amending and restating the first sentence of Article Four to be read in its entirety as follows:
‘The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 60,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.’”
Background and Reasons for Increasing the Authorized Shares of Common Stock
     As we have previously reported, we have been actively evaluating several options for a restructuring of our balance sheet, particularly with respect to our $200,000,000 9.75% Senior Notes due 2010 (“Senior Notes”).
     On October 20, 2009, we commenced an offer to exchange our Senior Notes for a new issue of 13% Senior Secured Notes due 2016 (“Exchange Notes”) and shares of common stock and a new issue of convertible preferred stock. For each $1,000 principal amount of Senior Notes validly tendered and not withdrawn on or before the expiration date of the exchange offer, holders were entitled to receive $750 principal amount of Exchange Notes, 20.625 shares of our common stock and 1.6875 shares of the new issue of convertible preferred stock. The exchange offer expired on November 23, 2009, and we received valid tenders from holders of approximately $184 million aggregate principal amount of Senior Notes. The Senior Notes validly tendered and accepted were exchanged into $138 million in principal amount of Exchange Notes, 3,794,262 shares of common stock and 310,802 shares of convertible preferred stock.
     Currently, the Company’s authorized capital stock consists of 30,000,000 shares of common stock and 2,500,000 shares of preferred stock. As of November 30, 2009, we had 25,598,743 shares of common stock outstanding (including the 3,794,262 issued in the exchange offer), an additional 2,282,783 shares reserved for issuance upon vesting or exercise of restricted stock, stock options and warrants, and 1,310,387 uncommitted shares under approved stock incentive plans. Upon conversion of the convertible preferred stock, we would be required to issue a total of 3,108,020 additional shares of common stock.
     Accordingly, because we did not have available a sufficient amount of authorized common stock to exchange for outstanding Senior Notes, the transaction was structured to provide for convertible preferred stock which would be convertible into common stock at a rate of ten shares of common stock per share of convertible preferred stock upon shareholder approval of, and the filing of, an amendment to our Certificate of Incorporation to, increase the number of authorized shares of common stock to a sufficient amount (“Automatic Conversion”). If this proposal is approved, subject to shareholder approval of Proposal No. 2, the Automatic Conversion will take place immediately following the effectiveness of the Article Four Amendment. For further information on the terms of the convertible preferred stock, see Proposal No. 2.

     The following table depicts the authorized capital stock of the Company as of the record date:
Current Capitalization Table
Common Stock Outstanding and Committed

Total Amount Outstanding	25,598,743
Reserved for Issuance Upon Vesting of Restricted Stock	939,425
Reserved for Issuance Upon Exercise of Outstanding Stock Options	978,358
Reserved for Issuance Upon Exercise of Warrants	365,000

Total Outstanding and Committed	27,881,526
Uncommitted Under Approved Stock Incentive Plans	1,310,387

Total	29,191,913
Total Authorized	30,000,000

Available	808,087
     The Company currently has 808,087 shares of common stock that are unreserved and available for issuance. However, a total of 3,108,020 shares of common stock are issuable upon conversion of the convertible preferred stock issued in the exchange offer. Therefore, we must amend our Certificate of Incorporation to increase the number of authorized shares of common stock by an amount sufficient to permit the conversion of all of the convertible preferred stock into shares of common stock. We will not receive any cash proceeds from issuance of common stock on conversion of the convertible preferred stock pursuant to the Automatic Conversion.
     If shareholders do not approve this proposal by March 15, 2010, dividends on the shares of convertible preferred stock will begin to accrue. The terms of the convertible preferred stock provide for a dividend rate of 18% per annum payable semi-annually on each September 15 and March 15, beginning March 15, 2010, which dividend rate shall escalate by 1% each semi-annual dividend period if not converted into common stock, subject to a cap of 25%. Assuming all shares of convertible preferred stock are outstanding at March 15, 2010, the Company would be obligated to pay to the holders of the convertible preferred stock approximately $1.3 million if shareholders do not approve Proposal No. 1 and Proposal No. 2 by such time, subject to increase as described below.
General Effect of the Amendment
     If the Article Four Amendment is approved and becomes effective, subject to shareholder approval of Proposal No. 2, each share of convertible preferred stock would automatically convert into ten shares of common stock as a result of the Automatic Conversion. The following table shows the capital structure of the Company if Proposal No. 1 is approved by the shareholders and becomes effective:
Post-Amendment Capitalization Table
Common Stock Outstanding and Committed

Total Amount Outstanding	25,598,743
Reserved for Issuance Upon Conversion of Preferred Stock	3,108,020
Reserved for Issuance Upon Exercise of Outstanding Stock Options	978,358
Reserved for Issuance Upon Vesting of Restricted Stock	939,425
Reserved for Issuance Upon Exercise of Warrants	365,000

Total Outstanding and Committed	30,989,546
Uncommitted Under Approved Stock Incentive Plans	1,310,387

Total	32,299,933
Total Authorized	60,000,000

Available	27,700,067
     If the shareholders approve the increase of the Company’s authorized common stock under this proposal and the Automatic Conversion takes place, the Company will have 27,700,067 shares of authorized common stock available for issuance. The additional shares of common stock authorized by the amendment that are not reserved for other purposes may be issued periodically on authorization by the Board of Directors, without further approval by the shareholders, unless such authorization is required by applicable law or the rules of the NYSE. Shares of common stock may be issued for such consideration as the Board of Directors may determine, and as may be permitted by applicable law. The proposed amendment to the Certificate of Incorporation does not change the terms of the common stock.
Effective Date
     If approved by the shareholders, it is anticipated that the amendment to the Certificate of Incorporation will become effective as soon as practicable after the Special Meeting. Upon approval of this proposal at the Special Meeting, the Company will file the Article Four Amendment with the Secretary of State of the State of Delaware, and the number of authorized shares of common stock will be increased from 30 million shares to 60 million shares (without affecting par value).
     If shareholders do not approve this Proposal No. 1 at the Special Meeting, then we may seek to obtain shareholder approval of an increase in authorized shares at future shareholder meetings.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 60 MILLION SHARES.

PROPOSAL 2 — ISSUANCE OF COMMON STOCK UPON CONVERSION OF
CONVERTIBLE PREFERRED STOCK
Issuance of Preferred Stock
     As described above, on October 20, 2009, we commenced an offer to exchange our $200,000,000 9.75% Senior Notes due 2010 (“Senior Notes”) for a new issue of 13% Senior Secured Notes due 2016 (“Exchange Notes”) and shares of common and preferred stock. For each $1,000 principal amount of Senior Notes validly tendered and not withdrawn on or before the expiration date, holders were entitled to receive $750 principal amount of Exchange Notes, 20.625 shares of our common stock and 1.6875 shares of a new issue of convertible preferred stock. The exchange offer expired on November 23, 2009, and we received valid tenders from holders of approximately $184 million aggregate principal amount of Senior Notes. The Senior Notes validly tendered and accepted were exchanged into approximately $138 million in principal amount of Exchange Notes, 3,794,262 shares of common stock and 310,802 shares of convertible preferred stock.
     The terms of the convertible preferred stock provide for a dividend rate of 18% per annum payable semi-annually on each September 15 and March 15, beginning March 15, 2010, which dividend rate shall escalate by 1% each semi-annual dividend period if not converted into common stock, subject to a cap of 25%. Please see the information under the caption “Description of the Convertible Preferred Stock” below for additional information on the convertible preferred stock.
NYSE Shareholder Approval Requirement
     Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations. NYSE Listed Company Manual Section 312.03(c) requires shareholder approval prior to the issuance or sale of securities convertible into shares of our common stock in any transaction or series of transactions if (1) the shares of common stock will have upon issuance voting power equal to 20% or more of the voting power outstanding before the issuance of the convertible securities or (2) the number of shares of common stock to be issued will upon issuance equal 20% or more of the number of shares of common stock outstanding before the issuance of the convertible securities.
     Under the exchange offer, 3,794,262 shares of common stock were issued in exchange for the Senior Notes. An additional 3,108,020 shares of common stock will be issuable upon the conversion of the convertible preferred stock. Because the issuance of the 3,108,020 shares of common stock causes the transaction to exceed the 20% threshold described above, we are required to seek shareholder approval prior to conversion. Accordingly, we are seeking shareholder approval of the issuance of such additional shares of our common stock upon conversion of the preferred stock.
Consequences if Shareholders Approve the Proposal
     Conversion of Preferred Stock; Issuance of Shares. If the shareholders approve this Proposal No. 2, subject to shareholder approval of Proposal No. 1, then the convertible preferred stock will be automatically converted into 3,108,020 shares of our common stock.
     Rights of Investors. The rights and privileges associated with shares of our common stock issued upon conversion of the convertible preferred stock will be identical to the rights and privileges associated with the common stock held by our existing common shareholders, including voting rights.
     Market Price. Such shares of our common stock will be freely transferable without restriction under the Securities Act of 1933, as amended, unless they are sold to an affiliate of the Company. This free transferability may materially and adversely impact the market price of our common stock if large quantities of our common stock issued upon conversion of the preferred stock are sold in the market.
     Dilution. If the shareholders approve this Proposal No. 2, subject to shareholder approval of Proposal No. 1, we will issue 3,108,020 additional shares of common stock upon conversion. The issuance of these additional shares would constitute approximately 12% of both the voting power and the number of shares of our common stock outstanding as of the record date. As a result, our existing shareholders may incur substantial dilution of their voting power and may own a significantly smaller percentage of our outstanding common stock.
Consequences if Shareholders Do Not Approve the Proposal
     Dividends. If shareholders do not approve this proposal, the terms of the convertible preferred stock provide for a dividend rate of 18% per annum beginning on March 15, 2010, which dividend rate shall escalate by 1% each September 15 and March 15, beginning on September 15, 2010, if not converted into common stock, subject to a cap of 25%. Assuming all shares of convertible preferred stock are outstanding as of March 15, 2010, accrued dividends on the convertible preferred stock would be approximately $1.3 million if shareholders do not approve this Proposal No. 2 by such time, subject to increase as described in this proposal.
     Shareholders’ Meetings. If shareholders do not approve this Proposal No. 2 at the Special Meeting, then we may seek to obtain shareholder approval to permit the issuance of shares of our common stock upon conversion of the preferred stock at future shareholder meetings.
Description of the Convertible Preferred Stock
     The following is a summary of the material terms and provisions of the powers, designations, preferences and rights of the convertible preferred stock, as contained in the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock (the “Certificate of Designations”), which is attached to this proxy statement as Appendix A. Shareholders are urged to read the Certificate of Designations relating to the convertible preferred stock in its entirety.
     We are authorized to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2009, there were 310,802 shares of preferred stock outstanding. Shares of preferred stock may be issued from time to time in one or more series as the board of directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our Certificate of Incorporation and the Delaware General Corporation Law (“DGCL”), the board of directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock.
     The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of us.
     The Convertible Preferred Stock
     Amount. The number of shares constituting the convertible preferred stock is 310,802, which may be increased or decreased by resolution of the board of directors.
     Ranking. The convertible preferred stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank senior to the common stock and all other classes and series of capital stock of the Company.
     Dividends. Commencing on March 15, 2010, the holders of convertible preferred stock shall be entitled to receive, whether or not declared or paid, a cumulative dividend computed like interest at the per annum rate of eighteen percent of the stated value on each outstanding convertible preferred share, which rate increases one percent on each March 15 and September 15 beginning September 15, 2010, up to a maximum rate per annum of twenty-five percent. Accrued dividends do not bear interest. No dividends shall be declared or paid, or funds set apart for the payment of dividends on, any junior securities for any period unless all accrued dividends have been, or contemporaneously are, paid in full. No junior securities may be repurchased, redeemed or otherwise acquired or retired for value by the Company, and no monies paid into or set apart or made available for a sinking or other like fund for the repurchase, redemption or other acquisition or retirement for value of any junior securities by the Company, unless, in any such case, all accrued dividends on all outstanding convertible preferred stock have been, or contemporaneously are, paid in full.
     Redemptions of Junior Securities. No junior securities of the Company after the date on which any shares of the convertible preferred stock are authorized, issued or outstanding shall be repurchased, redeemed or otherwise acquired or retired for value by the Company, and no monies shall be paid into or set apart or made available for a sinking or other like fund for the repurchase, redemption or other acquisition or retirement for value of any junior securities by the Company, unless, in any such case, all accrued dividends on all outstanding shares of the convertible preferred stock shall have been, or contemporaneously are, paid in full.
     Voting Rights. Except as may be otherwise expressly provided in our Certificate of Incorporation or as expressly required by the DGCL, the shares of convertible preferred stock have no voting rights. So long as any shares of convertible preferred stock are outstanding, and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the shares of convertible preferred stock then outstanding, the Company will not: (i) amend, alter, or repeal the certificate of incorporation or the bylaws, or waive any provisions thereof, in a manner that would materially and adversely affect the rights, preferences, privileges, or powers of the shares of convertible preferred stock; (ii) purchase, redeem or otherwise acquire or retire for value any junior securities, or any securities exercisable or exchangeable for junior securities, other than in connection with the surrender by employees of the Company of portions of equity awards to satisfy tax withholding obligations; (iii) authorize, create, increase the authorized amount of, or issue any class or series, or any shares of any class or series, of capital stock of the Company ranking senior in priority to, or in parity with, the convertible preferred stock with respect to the right to dividends or preference on liquidation; or (iv) declare, pay, or set apart for payment, any dividends or any other distributions of any sort by the Company in respect of any other capital stock of the Company other than the convertible preferred stock, including the common stock.
     Liquidation, Dissolution, or Winding Up. In the event of any liquidation, dissolution, or winding up of the Company (a “Liquidation Event”), whether voluntary or involuntary, no holders of junior securities shall receive, by reason of their ownership thereof, any payment or distribution of any of the assets of the Company until the holders of the convertible preferred stock then outstanding, by reason of their ownership thereof, shall have first received an amount in cash per share equal to 100% of the stated value thereof, plus an amount in cash equal to all accrued dividends through the date of the effectiveness of the Liquidation Event (accrued dividends together with the stated value being referred to as the “Liquidation Preference”). If, upon the occurrence of any Liquidation Event, the assets and funds of the Company available to be distributed among the holders of the convertible preferred stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the holders of junior securities shall not receive, by reason of their ownership thereof, any payment or distribution of any of the assets of the Company, and the holders of all such shares of convertible preferred stock shall share ratably in any distribution of assets of the Company in accordance with the amounts that would be payable on any such distribution if the Liquidation Preference were to be paid in full. None of the voluntary sale, conveyance, exchange and transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all of the property or assets of the Company, and no consolidation or merger of the Company with any one or more other corporations, shall be deemed to be a Liquidation Event unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Company.
     Automatic Conversion. Immediately upon the later to occur of (i) effectiveness of an amendment to the certificate of incorporation increasing the number of authorized shares of common stock and (ii) the receipt of any required approval for listing of the shares of common stock to be issued upon conversion of the convertible preferred stock on the NYSE, each share of convertible preferred stock shall automatically convert into a number of fully paid and non-assessable shares of common stock (the “Conversion Rate”) equal to the quotient obtained by dividing the stated value plus the amount of accrued dividends by the Conversion Price. The initial “Conversion Price” for shares of convertible preferred stock shall be $66.67, as such price may be adjusted. The initial Conversion Rate shall be ten shares of common stock for one shares of convertible preferred stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF THE SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF OUR CONVERTIBLE PREFERRED STOCK.
PRINCIPAL SHAREHOLDERS
Management and Principal Shareholders
     The following table sets forth, as of the record date, certain information with respect to the ownership of shares of common stock held by (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding common stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of the record date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals.

	Common Stock (a)
Name and Address of	Beneficial
Beneficial Owner	Ownership		Percent
Directors:
Fred L. Callon	310,210	(b)	1.21%
L. Richard Flury	46,250	(c)	*
Larry D. McVay	16,250	(d)	*
John C. Wallace	—	(e)	*
B. F. Weatherly	109,618	(f)	*
Richard O. Wilson	154,474	(g)	*
Steven B. Hinchman	2,042	(h)	*

Named Executive Officers:			*
Stephen F. Woodcock	100,784	(i)	*
Rodger W. Smith	58,710	(j)	*
Directors and Executive Officers:
As a Group (12 persons)	999,330	(k)	3.85%
Certain Beneficial Owners:
Donald Smith & Co., Inc.	1,841,827	(l)	7.19%
152 W. 57th Street, 22nd Floor New York, NY 10019
Barclays Global Investors, NA	1,670,035	(m)	6.52%
400 Howard Street San Francisco, CA 94105
Dimensional Fund Advisors LP	1,714,144	(n)	6.70%
1299 Ocean Avenue Santa Monica, CA 90401

*	Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.

(a)	Unless otherwise indicated, each of the persons listed in the table may be deemed to have sole voting and dispositive power with respect to such shares. Beneficial ownership does not include the unvested portion of performance stock awards due to lack of voting and disposition power. Percentage ownership of a holder or class of holders is calculated by dividing (i) the number of shares of common stock beneficially owned by such holder or class of holders plus the total number of shares of common stock underlying options exercisable within sixty days of the record date, by (ii) the total number of shares of common stock outstanding plus the total number of shares of common stock underlying options exercisable within sixty days of the record date, but not common stock underlying such securities held by any other person.

(b)	Of the 310,210 shares beneficially owned by Fred L. Callon, 61,110 shares are owned directly by him; 92,170 shares are held by him as custodian for certain minor Callon family members; 15,555 shares are owned within the Company’s Employee Savings and Protection Plan; and 141,375 shares are subject to options under the 1996 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Callon do not include 24,904 shares of common stock owned by his wife over which he disclaims any beneficial ownership, 56,000 shares of unvested performance stock, and 200,000 unvested restricted stock units of which 100,000 are payable in stock and 100,000 are payable in cash.

(c)	Of the 46,250 shares beneficially owned by L. Richard Flury, 36,250 shares are owned directly by him; 5,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Flury do not include 20,000 shares of unvested performance stock.

(d)	Of the 16,250 shares beneficially owned by Larry D. McVay, 16,250 shares are owned directly by him. Shares indicated as owned by Mr. McVay do not include 20,000 shares of unvested performance stock.

(e)	John C. Wallace transferred his equity ownership in the Company to The Wallace Family Trust. The Trust is a discretionary trust in which Mr. Wallace has no absolute interest and disclaims any beneficial interest.

(f)	Of the 109,618 shares beneficially owned by B.F. Weatherly, 2,288 shares are owned within his personal IRA account; 62,278 shares are held in joint tenancy with his wife; 20,052 shares are owned within the Company’s Employee Savings and Protection Plan; 20,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Weatherly do not include 41,250 shares of unvested performance stock and 52,500 unvested restricted stock units of which 44,625 are payable in stock and 7,875 are payable in cash.

(g)	Of the 154,474 shares beneficially owned by Richard O. Wilson, 92,655 shares are held in a family limited partnership; 6,819 shares are held in a Trust account; 5,000 shares are subject to options under the 1994 Plan, exercisable within 60 days; 40,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 10,000 shares are subject to options under the 2002 Plan, exercisable within 60 days;. Shares indicated as owned by Mr. Wilson do not include 20,000 shares of unvested performance stock.

(h)	All of the 2,042 shares beneficially owned by Steven B. Hinchman are owned within the Company’s Employee Savings and Protection Plan. Shares indicated as owned by Mr. Hinchman do not include 500,000 unvested stock options and 200,000 unvested performance shares.

(i)	Of the 100,784 shares beneficially owned by Stephen F. Woodcock, 24,057 are owned directly by him; 10,977 shares are owned within the Company’s Employee Savings and Protection Plan; 44,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 21,750 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Woodcock do not include 24,000 shares of unvested performance stock and 28,000 unvested restricted stock units of which 23,800 are payable in stock and 4,200 are payable in cash.

(j)	Of the 58,710 shares beneficially owned by Rodger W. Smith, 17,201 shares are owned directly by him; 21,509 shares are owned within the Company’s Employee Savings and Protection Plan; and 20,000 shares are subject to options under the 1996 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Smith do not include 16,400 shares of unvested performance stock and 21,000 unvested restricted stock units of which 17,850 are payable in stock and 3,150 are payable in cash.

(k)	Includes 5,000 shares subject to options under the 1994 Plan, exercisable within 60 days; 288,875 shares subject to options under the 1996 Plan, exercisable within 60 days; 55,800 shares subject to options under the 2002 Plan, exercisable within 60 days; and 181,254 shares are owned within the Company’s Employee Savings and Protection Plan. Shares indicated as owned do not include 500,000 unvested options, 430,050 shares of unvested performance stock, and 343,500 unvested restricted stock units of which 221,975 are payable in stock and 121,525 are payable in cash.

(l)	Information is based upon a Schedule 13G filed with the Commission on February 11, 2009 by Donald Smith & Co., Inc. In this Schedule 13G, Donald Smith represents that it has sole voting power with respect to 1,674,385 shares and sole dispositive power with respect to 1,841,827 shares of common stock.

(m)	Information is based upon a Schedule 13G filed with the Commission on February 5, 2009 by Barclays Global Investors, NA; Barclays Global Fund Advisors; Barclays Global Investors, LTD; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deutschland) AG (“Barclays”). In this Schedule 13G, Barclays represents that it has sole voting power with respect to 1,592,204 shares of common stock, and sole dispositive power with respect to 1,670,035 shares of common stock.

(n)	Information is based upon a Schedule 13G/A filed with the Commission on February 9, 2009 by Dimensional Fund Advisors LP. In this Schedule 13G, Dimensional represents that it has sole voting power with respect to 1,677,658 shares of common stock and sole dispositive power with respect to 1,714,144 shares of common stock.
     With respect to shares issuable upon exercise of stock options, the holders or class of holders acquire investment power for these shares immediately upon a “change of control” as defined in the applicable plan.
OTHER MATTERS
Additional Information
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Callon Petroleum Company, that file electronically with the SEC. The address of that website is www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You are encouraged to read the information that we file with the SEC, which discloses important information about us to you in those documents. This information includes any filing we have made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Our proxy statement for the Special Meeting is available at www.callon.com.
Proxy Solicitation Expense
     We will pay the expenses for the preparation of the proxy materials and the solicitation of your proxy. We have hired The Altman Group to solicit your proxy, and they will do so by telephone, mail or other means of communication. We have agreed to pay The Altman Group a fee of $5,500.00, and have agreed to reimburse their reasonable out-of-pocket expenses. We will also reimburse brokers and other nominees for costs incurred in mailing proxy materials.
SHAREHOLDERS’ PROPOSALS
FOR 2010 ANNUAL MEETING
     Shareholders who desire to present proposals at the 2010 Annual Meeting of Shareholders and to have proposals included in the Company’s proxy materials must submit their proposals to the Company at its principal executive offices not later than November 30, 2009. If the date of the 2010 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2009 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2010 Annual Meeting of Shareholders.
     The person named in the Company’s form of proxy for the 2010 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 15, 2010, unless the Company changes the date of its 2010 Annual Meeting of Shareholders by more than 30 days from the date of the 2009 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2010 Annual Meeting of Shareholders.
     If the date of the 2010 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2009 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.
     In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.
INCORPORATION BY REFERENCE
     We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this proxy statement. We are disclosing important information to you by referring you to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this proxy statement and in our other filings with the SEC. We incorporate by reference Items 7, 7A, 8 and 9 from Part I of the Company’s Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2008, filed on March 20, 2009; and Items 1, 2 and 3 from Part I of the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended September 30, 2009, filed on November 9, 2009, and any other items in that Quarterly Report on Form 10-Q expressly updating the above reference items from our Annual Report on Form 10-K. The Form 10-K and Form 10-Q are being delivered to shareholders with this proxy statement.

By Order of the Board of Directors,

/s/ B.F. Weatherly
Natchez, MS December 1, 2009	B.F. Weatherly Director, Executive Vice President and Chief Financial Officer

Each shareholder, whether or not he or she expects to be present in person at the Special Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A shareholder may revoke his or her proxy at any time prior to voting.

APPENDIX A
CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF CONVERTIBLE PREFERRED STOCK
OF
CALLON PETROLEUM COMPANY
     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, CALLON PETROLEUM COMPANY, a Delaware corporation (the “Corporation”), certifies that, pursuant to the authority conferred upon its Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on October 2, 2009 adopted the following resolution creating a series of Preferred Stock:
     RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Four of the Certificate of Incorporation, as amended, of the Corporation, a series of Preferred Stock, with an initial stated value of $66.67 per share, of the Corporation to be known as Convertible Preferred Stock be, and hereby is, created, and that the designation and number of shares, and the relative rights, preferences, and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Corporation, as amended, that are applicable to Preferred Stock generally) shall be as follows:
     A. Certain Definitions. When used in this Certificate of Designations, the following terms shall have the meanings specified:
     “Accrued Dividends” has the meaning set forth in Section D.1.
     “Amendment” has the meaning set forth in Section H.1.
     “As-Converted-to-Common-Stock-Basis” gives effect immediately prior to the applicable record date to the conversion of the Convertible Preferred Stock and Accrued Dividends thereon into Common Stock in accordance with Section H as if the Amendment (as such term is defined in Section H) had become effective.
     “Board” means the board of directors of the Corporation.
     “Bylaws” means the Corporation’s bylaws, as may be amended from time to time.
     “Capital Stock” means:
1.	in the case of a corporation, corporate stock;

2.	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3.	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

4.	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Certificate of Incorporation” means the Corporation’s certificate of incorporation, as it may be amended from time to time.
     “Common Stock” means the Corporation’s Common Stock, $0.01 par value per share.
     “Conversion Price” has the meaning in Section H.1.
     “Conversion Rate” has the meaning in Section H.1.
     “Convertible Preferred Stock” has the meaning set forth in Section B.
     “Exchange Act” means the federal Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Issue Date” means the date on which any shares of the Convertible Preferred Stock are first issued.
     “Junior Securities” has the meaning set forth in Section C.
     “Liquidation Event” has the meaning set forth in Section G.1.
     “Liquidation Preference” has the meaning set forth in Section G.1.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or other entity.
     “Preferred Stock” means the Corporation’s authorized Preferred Stock, $0.01 par value per share.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Senior Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of September 25, 2008, by and among Callon Petroleum Company, the “Lenders” described therein, Regions Bank, as Syndication Agent, Capital One, N.A., as Documentation Agent, and Union Bank, N.A., as Administrative Agent, as amended by Amendment No. 1 dated as of March 19, 2009; including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof (so long as the amended, supplemented, modified, extended, renewed, restated, refunded or refinanced debt is not subordinate to other debt of the Corporation) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

     “Stated Value” shall mean $66.67 per share, as adjusted for changes in the Convertible Preferred Stock by stock split, stock dividend, stock combination, or the like occurring with respect to the Convertible Preferred Stock after the Issue Date.
     “Subsidiary” of the Corporation means:
1.	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation (or a combination thereof); and

2.	any partnership (i) the sole general partner or the managing general partner of which is the Corporation or a Subsidiary of the Corporation or (ii) the only general partners of which are the Corporation or one or more Subsidiaries of the Corporation (or any combination thereof).
     B. Designation and Amount. The shares of the series of Preferred Stock designated hereby shall be denominated as “Convertible Preferred Stock,” and the number of shares constituting such series shall be 310,802. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Convertible Preferred Stock to a number less than that of the shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation exercisable for or convertible into the Convertible Preferred Stock. Shares of the Convertible Preferred Stock shall be issued in book entry form in restricted accounts at the Corporation or its transfer agent and registered in the holders’ respective names.
     C. Ranking.
     The Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, rank senior to the Common Stock and all other classes and series of Capital Stock of the Corporation now or after the Issue Date authorized, issued or outstanding (collectively with the Common Stock, “Junior Securities”).
     D. Dividends.
     Subject to Section E below,
     1. Declarations and Accrual. Commencing on March 15, 2010, the holders of shares of Convertible Preferred Stock, in preference to the holders of Junior Securities, shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee thereof, out of assets legally available therefor, a cumulative dividend computed like interest at the per annum rate of eighteen percent of the Stated Value on each outstanding share of Convertible Preferred Stock, which rate shall increase one percent on each March 15 and September 15 beginning September 15, 2010, up to a maximum rate per annum of twenty-five percent (all dividends on Convertible Preferred Stock described in this Section D.1 whether or not declared or accruing but remaining unpaid being referred to herein as “Accrued Dividends”). Any Accrued Dividends shall not bear interest.
     2. Priority of Payment. No dividends shall be declared or paid, or funds set apart for the payment of dividends on, any Junior Securities for any period unless all Accrued Dividends shall have been, or contemporaneously are, paid in full.
     3. Redemptions of Junior Securities. No Junior Securities shall be repurchased, redeemed or otherwise acquired or retired for value by the Corporation, and no monies shall be paid into or set apart or made available for a sinking or other like fund for the repurchase, redemption or other acquisition or retirement for value of any Junior Securities by the Corporation, unless, in any such case, all Accrued Dividends on all outstanding shares of the Convertible Preferred Stock shall have been, or contemporaneously are, paid in full.
     E. Voting Rights.
     1. Generally. Except as may be otherwise expressly provided in the Certificate of Incorporation or as expressly required by the Delaware General Corporation Law, the Convertible Preferred Stock shall have no voting rights.
     2. Certain Matters. So long as any shares of Convertible Preferred Stock shall be outstanding, and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the shares of the Convertible Preferred Stock then outstanding, the Corporation shall not: (i) amend, alter, or repeal the Certificate of Incorporation or the Bylaws, or waive any provisions thereof, in a manner that would materially and adversely affect the rights, preferences, privileges, or powers of the Convertible Preferred Stock; provided, further, that no amendment, alteration or repeal shall be made that has a disproportionate effect on any holder of Convertible Preferred Stock in a manner different than other holders of Convertible Preferred Stock; (ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities, or any securities exercisable or exchangeable for Junior Securities, other than in connection with the surrender by employees of the Corporation of portions of equity awards to satisfy tax withholding obligations; (iii) authorize, create, increase the authorized amount of, or issue any class or series, or any shares of any class or series, of Capital Stock of the Corporation ranking senior in priority to, or in parity with, the Convertible Preferred Stock with respect to the right to dividends or preference on liquidation; or (iv) declare, pay, or set apart for payment, any dividends or any other distributions of any sort by the Corporation in respect of any other Capital Stock of the Corporation other than the Convertible Preferred Stock, including the Common Stock.
     F. Reacquired Shares.
     Any shares of Convertible Preferred Stock redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares shall upon their cancellation (and compliance with any applicable provisions of the laws of the State of Delaware) become authorized but unissued shares of Preferred Stock and may be redesignated and reissued as part of any other series of

Preferred Stock, subject to the conditions or restrictions on authorizing, or creating, or issuing any class or series, or any shares of any class or series, set forth in Section E.2.
     G. Liquidation, Dissolution, or Winding Up.
     1. Priority. In the event of any liquidation, dissolution, or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, no holders of Junior Securities shall receive, by reason of their ownership thereof, any payment or distribution of any of the assets of the Corporation until the holders of the shares of Convertible Preferred Stock then outstanding, by reason of their ownership thereof, shall have first received an amount in cash per share of Convertible Preferred Stock equal to 100% of the Stated Value thereof, plus an amount in cash equal to all Accrued Dividends through the date of the effectiveness of the Liquidation Event (Accrued Dividends together with the Stated Value being referred to herein as the “Liquidation Preference”). If, upon the occurrence of any Liquidation Event, the assets and funds of the Corporation available to be distributed among the holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the holders of Junior Securities shall not receive, by reason of their ownership thereof, any payment or distribution of any of the assets of the Corporation, and the holders of all such shares of Convertible Preferred Stock shall share ratably in any distribution of assets of the Corporation in accordance with the amounts that would be payable on any such distribution if the Liquidation Preference were to be paid in full.
     2. Excluded Events. For purposes of this Section G, none of the voluntary sale, conveyance, exchange and transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all of the property or assets of the Corporation, and no consolidation or merger of the Corporation with any one or more other corporations, shall be deemed to be a Liquidation Event unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.
     H. Conversion.
     1. Automatic. Immediately upon the later to occur of (i) effectiveness of an amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock to at least 60,000,000 shares (the “Amendment”) and (ii) the receipt of any required approval for listing of the shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock on the New York Stock Exchange (or such other exchange or market as the Common Stock may then be listed or traded) (provided that if no such approval is required for the issuance of Common Stock upon conversion of the Convertible Preferred Stock then the condition in this Section H.1(ii) shall be deemed satisfied), each share of Convertible Preferred Stock shall automatically be converted into a number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) equal to the quotient obtained by dividing the Stated Value plus the amount of Accrued Dividends by the Conversion Price. The initial “Conversion Price” for the Convertible Preferred Stock shall be $66.67, as such price is adjusted in accordance with Sections H.3 through H.6. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted. The initial Conversion Rate shall be ten shares of Common Stock for one share of Convertible Preferred Stock.
     2. Mechanics of Conversion. Upon the occurrence of the event specified in Section H.1 above, the outstanding shares of Convertible Preferred Stock and Accrued Dividends thereon shall be converted automatically without any further action by the holders of such shares. Upon the occurrence of such automatic conversion of the Convertible Preferred Stock and Accrued Dividends thereon, the Corporation will make entries in the share registry of the Corporation or any transfer agent for the Convertible Preferred Stock in the holders’ respective names for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered and Accrued Dividends thereon were convertible on the date on which such automatic conversion occurred.
     3. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Issue Date effect a subdivision or like transaction of the outstanding Common Stock without a corresponding subdivision of the Convertible Preferred Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock into a smaller number of shares or like transaction without a corresponding combination of the Convertible Preferred Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section H.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.
     4. Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock without provision for a like dividend on shares of Convertible Preferred Stock based on the Conversion Rate, then the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section H.4 to reflect the actual payment of such dividend or distribution.
     5. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Issue Date, the Common Stock issuable upon the conversion of the Convertible Preferred Stock and Accrued Dividends thereon is changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, in each case as provided for elsewhere in this Section H), in any such event the Convertible Preferred Stock and any Accrued Dividends thereon shall automatically convert into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change on an As-Converted-to-Common-Stock-Basis, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.
     6. Reorganizations, Mergers, Consolidations or Sales of Assets. Subject to Section I, if at any time or from time to time after the Issue Date, there is a capital reorganization of the Common Stock (other than a Liquidation Event or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section H), as a part of such capital reorganization, provision shall be made so that the holders of the Convertible Preferred Stock shall receive on an As-Converted-to-Common-Stock-Basis the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock would have been entitled in such event, subject to adjustment as provided herein with respect to such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section H with respect to the rights of the holders of Convertible Preferred Stock after the capital reorganization to the end that the provisions of this Section H (including adjustment of the Conversion Price then in effect and the Conversion Rate) shall be applicable after that event and be as nearly equivalent as practicable.
     7. Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Convertible Preferred Stock and Accrued Dividends thereon, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate as provided in Section I. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based, including a statement of the Conversion Price at the time in effect and the type and amount, if any, of shares of Common Stock or other securities or property that at the time would be received upon conversion of the Convertible Preferred Stock and any Accrued Dividends.
     8. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock and any Accrued Dividends thereon. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred Stock and Accrued Dividends thereon by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, at its option, in lieu of issuing any fractional share, (i) pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the average closing market value for the 10 trading days on the principal stock exchange on which the Common Stock is traded prior to the conversion, or, in the event that such value is not ascertainable, as determined by the Board in good faith) on the date of conversion, (ii) round upward the number of shares due to the holder in question to the nearest whole share, or (iii) aggregate and sell all fractional shares on behalf of the holders in question.
     9. Reservation of Stock Issuable Upon Conversion. Upon the effectiveness of the amendment to the Certificate of Incorporation described in Section H.1, the Corporation shall have authorized but unissued shares of Common Stock sufficient for effecting the conversion of the shares of the Convertible Preferred Stock and any Accrued Dividends.
     I. Notices.
     All notices or communications in respect of the Convertible Preferred Stock other than pursuant to Section I shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, to any holder of the Convertible Preferred Stock at such holder’s last address appearing on the books of the Company, or if given in such other manner, as may be permitted by the terms hereof, in the Certificate of Incorporation or Bylaws or by applicable law.
     J. Procedures for Voting and Consents.
     The rules and procedures for calling and conducting any meeting of the holders of Convertible Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, or Delaware General Corporate Law.
     K. Record Holders.
     To the fullest extent permitted by applicable law, the Corporation and the transfer agent, if any, for the Convertible Preferred Stock may deem and treat the record holder of any share of Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
     L. Effectiveness.
     This Certificate of Designations shall be effective as of 6:01 p.m., EDT on the date of filing of the same with the Secretary of State of Delaware.
[Signature Page Follows]

     IN WITNESS WHEREOF, CALLON PETROLEUM COMPANY has caused this Certificate of Designations, Preferences and Rights of Convertible Preferred Stock to be duly executed by its duly authorized officer, this 24th day of November, 2009.

CALLON PETROLEUM COMPANY

By:	/s/ B.F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

[Signature Page]

APPENDIX B
Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders of
Callon Petroleum Company
     We have audited the accompanying consolidated balance sheets of Callon Petroleum Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Callon Petroleum Company as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.
     As discussed in Note 2 to the financial statements, in 2007 the Company changed its method of accounting for income taxes.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Callon Petroleum Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 19, 2009, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
New Orleans, Louisiana
March 19, 2009

APPENDIX C
Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders of
Callon Petroleum Company
We have audited Callon Petroleum Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Callon Petroleum Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, Callon Petroleum Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the COSO criteria.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Callon Petroleum Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008 and our report dated March 19, 2009, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
New Orleans, Louisiana March 19, 2009

SPECIAL MEETING OF SHAREHOLDERS OF CALLON PETROLEUM COMPANY December 31, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.callon.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030030000000000000 1 123109 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Signature of Shareholder Date: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 1. An amendment to Article Four of the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock of the Company from 30 million shares to 60 million shares. 2. To approve of the issuance of shares of the Company’s common stock, issuable upon conversion of the Company’s convertible preferred stock, that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the convertible preferred stock. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED. Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 CALLON PETROLEUM COMPANY 200 North Canal Street, Natchez, Mississippi 39120 Proxy Solicited on Behalf of the Board of Directors of the Company for the Special Meeting of Shareholders on December 31, 2009 The undersigned hereby appoints Fred L. Callon and B.F. Weatherly and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common Stock of Callon Petroleum Company that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 31, 2009, at 10:00 a.m., Natchez time, at the Company’s executive offices located at 200 N. Canal Street, Natchez, MS 39120, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows: IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AS INDICATED ON THE REVERSE SIDE HEREOF. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. (Continued and to be signed on the reverse side) 14475